DURHAM JONES & PINEGAR, P.C. 111 South Main Street, Suite 2400 P O Box 4050 Salt Lake City, Utah 84111 801.415.3000 801.415.3500 Fax www.djplaw.com	EXHIBIT 5

April 16, 2018

Alphatec Holdings, Inc.

5818 El Camino Real

Carlsbad, CA 92008

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Alphatec Holdings, Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-3 filed with the Securities and Exchange Commission (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to an aggregate of up to 36,129,060 shares of common stock, par value $0.0001 per share, of the Company (the “Shares”) that may be sold or delivered by the parties listed as selling shareholders in the Registration Statement (the “Selling Stockholders”), which Shares have been issued, or are issuable, by the Company to the Selling Shareholders pursuant to:

•	that certain Agreement and Plan of Merger, dated March 6, 2018, among the Company, SafeOp Surgical, Inc. (“SafeOp”), and certain other parties, pursuant to which SafeOp was acquired by the Company by merger (the “Merger Agreement”);

•	that certain Securities Purchase Agreement dated March 8, 2018 (the “Securities Purchase Agreement”) by and among the Company and certain of the Selling Stockholders as purchasers thereunder: (i) upon the conversion of the Company’s Series B Convertible Preferred Stock (the “Preferred Stock”) and (ii) upon the exercise of certain warrants granted to the purchasers in connection with the Securities Purchase Agreement; and

•	that certain Warrant Exercise Agreement dated March 8, 2018 (“Warrant Exercise Agreement”) between the Company and an existing warrant holder, and certain new warrants of the Company issued or issuable to the warrant holder (the “New Warrants”) pursuant to the Warrant Exercise Agreement.

The Shares may be sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus, and pursuant to Rule 415 under the Securities Act.

We have examined such documents and made such other investigations as we have deemed appropriate to render the opinion set forth below. As to matters of fact material to our opinion, we have relied, without independent verification, on certificates or comparable documents of public officials and other inquiries of officers of the Company.

We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

SALT LAKE CITY | LEHI | OGDEN | ST. GEORGE | LAS VEGAS

Alphatec Holdings, Inc.

April 16, 2018

The scope of this opinion is limited to the Delaware General Corporation Law. This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We have assumed that, at or prior to the time of the issuance and delivery of any Shares, there will not have occurred any change in law, change in the Preferred Stock or the warrants issued pursuant to the Merger Agreement, the Securities Purchase Agreement, or the Warrant Exercise Agreement, change to the Company’s charter documents, or further action by the Company’s board of directors, in each case affecting the validity of the issuance of the Shares.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the Shares are, or will be when issued pursuant to the terms of the Merger Agreement, the Securities Purchase Agreement, the New Warrants, and their underlying documents and instruments, validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the reference to us under the heading “Legal Matters” in the Registration Statement, the Prospectus constituting a part thereof, and any amendments or supplements thereto, as incorporated by reference in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder. In rendering the opinions set forth above, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters.

This opinion is intended solely for use in connection with the issuance and sale of the Shares that are the subject of the Registration Statement and is not to be relied upon for any other purpose.

Very truly yours,

DURHAM JONES & PINEGAR, P.C.

/s/ Durham Jones & Pinegar, P.C.